UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2017

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Citius Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

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Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (908) 967-6677

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2017, Citius Pharmaceuticals, Inc. (the “Company”) and Garden State Securities, Inc. (“GSS”) entered into a Release Agreement (the “GSS Release”). The Company retained GSS as an exclusive placement agent in connection with a private placement completed in February 2017 (the “Private Offering”). Pursuant to the GSS Release, GSS (i) consented to any future financings of the Company, thereby waiving certain covenants included in the Unit Purchase Agreements (the “Unit Purchase Agreements”) entered into in connection with the Private Offering that restricted the Company from selling debt or equity securities, at fixed or variable prices or any combination thereof, at a price below $6.00 per share (the “Price Limit”), the price of the units sold in the Private Offering as adjusted for the reverse stock split effected on June 9, 2017 (the “Restrictions”); and (ii) upon the closing of a public financing that lists the Company on a national stock exchange (the “Uplisting Financing”), released the Company from its obligation to pay GSS a cash fee of ten percent (10%) of the amount raised in any future financing from any investors contacted by GSS during the Private Offering. As consideration to GSS for entering into the GSS Release, the Company issued 100,000 shares of restricted common stock to GSS (the “Equity”).

On June 8, 2017, the Company and the investors in the Private Offering entered into Release Agreements (the “Investor Releases”) pursuant to which each investor agreed to release the Company from the Restrictions set forth in the Unit Purchase Agreements. In exchange, the Company agreed that (i) in the event that an Uplisting Financing is conducted at a price per share or price per unit lower than the Price Limit (the “Lower Recent Price”), then the Company will issue additional shares to each investor sufficient to effectively reprice the sale of units to the Lower Recent Price; (ii) in the event that the Uplisting Financing is conducted at a price per share or price per unit of less than the exercise price of the warrants issued in the Private Offering ($8.25 per share as adjusted for the reverse stock split effected on June 9, 2017), then the exercise price shall be reduced to the Lower Recent Price; and (iii) the Company will give each investor no less than 6 hours of notice before the closing of any subsequent financing, through and including the Uplisting Financing, and each investor shall have a 6-hour option to purchase up to 20% of the securities sold in such offering;

The forgoing description is a summary only, does not purport to set forth the complete terms of the GSS Release or Investor Releases, and is qualified in its entirety by reference to the GSS Release and Form of Investor Release filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the GSS Release and Equity is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Release Agreement by and between Citius Pharmaceuticals, Inc. and Garden State Securities, Inc. dated June 7, 2017.

10.2	Form of Release Agreement by and between Citius Pharmaceuticals, Inc. and each investor dated June 8, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: June 13, 2017	By:	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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